57TH STREET GENERAL ACQUISITION CORP. ANNOUNCES AMENDMENT AND
EXTENSION OF TENDER OFFER

New York, New York, March 18, 2011 – 57th Street General Acquisition Corp. (the “Company” or “57th Street”) (OTCBB: SQTC) today announced that it has amended certain terms of its previously announced tender offer (the “Tender Offer”)  to provide, among other things, that: (i) the Company will purchase up to 500,000 shares in the Tender Offer, (ii) the Company will not purchase any of its outstanding warrants in the Tender Offer and (iii) the Tender Offer is conditioned on no more than 500,000 shares of common stock being validly tendered and not properly withdrawn.  In addition, the expiration date of the Tender Offer has been extended until 5:00 p.m., New York City time, on April 1, 2011, unless further extended, withdrawn or terminated. The Tender Offer was originally scheduled to expire at 5:00 p.m., New York City time, on March 22, 2011.  The Tender Offer remains subject to the full satisfaction of the terms and conditions of the Business Combination Agreement described below.

Stockholders who desire to own shares of the Company’s common stock subsequent to its business combination with Crumbs Holdings, LLC (“Crumbs”) should not tender their shares of common stock in the Tender Offer. Stockholders who have previously tendered their shares of common stock do not need to take any other actions unless they desire to withdraw their shares, which they may do in accordance with the procedures described in the Amended and Restated Offer to Purchase and the Amended and Restated Letter of Transmittal. All warrants previously tendered and not withdrawn will be promptly returned to their respective holders. As of March 17, 2011, based on information provided by the depositary for the Tender Offer, a total of 300,000 shares of the Company’s common stock and a total of 9,000 warrants, respectively, have been tendered and not withdrawn. Such shares represent approximately 5.5% of the common stock held by the Company’s public stockholders.

On March 17, 2011, the Company entered into a second amendment (the “Amendment”) to the previously announced Business Combination Agreement dated as of January 9, 2011 and amended on February 18, 2011 (the “Agreement”) entered into among 57th Street, 57th Street Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of 57th Street (“Merger Sub”), Crumbs, the members of Crumbs and the representatives of the members.

Pursuant to the Amendment, various provisions of the Agreement were amended to include, among other things: (i) a closing condition that no less than $15,000,000 (to be contributed to Crumbs as the capital contribution and used by Crumbs as working capital after closing) plus $3,700,000 (as reserve for the warrant repurchases described below) shall be available for distribution from the proceeds of the Company’s initial public offering (“IPO”) on deposit in the Company’s trust account after payment of the following items (as defined in the Agreement and the Amendment): cash consideration, aggregate tender consideration, deferred underwriter amount and combined transaction expenses (other than deferred transaction expenses); (ii) the reduction in the maximum number of shares of the Company’s common stock which may be validly tendered and not properly withdrawn in the Tender Offer to 500,000 shares of common stock; (iii) the elimination of the Company’s outstanding warrants from the Tender Offer and conforming changes to Annex A to the Agreement; (iv) a closing condition that the Company enter into warrant repurchase agreements with 57th Street GAC Holdings LLC, its sponsor, and the underwriters of the IPO for the repurchase of (a) 2,480,000 of the sponsor’s private warrants on the 11th business day following the expiration date of the Tender Offer, and (b) 1,020,000 of the sponsor’s private warrants and 200,000 of the private warrants held by the underwriters of the Company’s IPO on or about May 15, 2011, in each case for cash in an amount equal to $1.00 per warrant; (v) the requirement that the foregoing capital contribution in an amount equal to or greater than $15,000,000 to be distributed from the Company’s trust account at the closing of the business transaction be distributed to Crumbs for working capital purposes; (vi) the expansion of the Company’s board of directors subsequent to the closing of the business transaction to comply with SEC and exchange listing requirements and (vii) an amendment to Crumb’s disclosure schedules.

Morrow & Co., LLC is acting as the information agent for the Offer, and the depositary is Continental Stock Transfer & Trust Company. Stockholders are urged to review the Amended and Restated Offer to Purchase which will be available at www.sec.gov and which will be redistributed to holders of record and brokers who hold for stockholders promptly following receipt of any additional comments from the Securities and Exchange Commission, along with an Amended and Restated Letter of Transmittal, and related documents. For questions and information, please call the information agent toll free at (800) 667-0088 (banks and brokers call collect at (203) 658-9400).

This announcement is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell shares of 57th Street’s common stock.  The solicitation of offers to buy shares of 57th Street’s common stock will only be made pursuant to the Offer to Purchase, dated February 22, 2010 (as amended or supplemented), the related form of Letter of Transmittal, and other related documents that 57th Street will send to its stockholders.  The Tender Offer materials contain important information that should be read carefully before any decision is made with respect to the Tender Offer. Those materials have been, and the amended materials will be, distributed to 57th Street’s stockholders at no expense and will be available at no charge on the SEC’s website at www.sec.gov and from the information agent.

About 57th Street

57th Street is a blank check company formed on October 29, 2009 for the purpose of acquiring an operating business or assets, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction.  In May 2010, 57th Street consummated its initial public offering of 5,456,300 units, each unit consisting of one share of common stock, $0.0001 par value per share, and one warrant, each to purchase one share of 57th Street’s common stock.  Aggregate proceeds of $54,475,303 from the IPO and its concurrent private placement were placed in trust pending completion of 57th Street’s initial business transaction.

Forward-Looking Statements

Some of the statements in this release may constitute forward-looking statements. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: the risk that the number of shares of common stock tendered in the Tender Offer would required 57th Street to pay, in the aggregate, consideration in excess of $4,990,000, which would then cause 57th Street to (i) be unable to satisfy a condition of the Tender Offer, (ii) be unable to consummate the proposed transaction and (iii) withdraw the Tender Offer, not purchase and promptly return any shares tendered by stockholders, the risk that more than 500,000 shares of 57th Street’s common stock will be validly tendered and not properly withdrawn prior to the expiration of the Tender Offer, the risk that governmental and regulatory review of the Tender Offer documents may delay the proposed transaction or result in the inability of the proposed transaction to be consummated by May 31, 2011 and the length of time necessary to consummate the proposed transaction, the risk that a condition to the closing of the proposed transaction may not be satisfied or waived, the risk that the businesses will not be integrated successfully, the risk that the anticipated benefits of the proposed transaction may not be fully realized or may take longer to realize than expected, disruption from the proposed business combination making it more difficult to maintain relationships with customers, employees or suppliers, a reduction in industry profit margin, the inability to continue the development of the Crumbs brand, changing interpretations of generally accepted accounting principles, continued compliance with government regulations, changing legislation and regulatory environments, the ability to meet the NASDAQ Stock Market listing standards, including having the requisite number of round lot holders or stockholders, a lower return on investment; the inability to manage rapid growth, requirements or changes affecting the business in which Crumbs is engaged, the general volatility of the market price of our securities and general economic conditions.  These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Schedule TO (and any amendments thereto) filed with the SEC in connection with the transaction and the Tender Offer. Additional risks and uncertainties are identified and discussed in 57th Street’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this release speak only as of the date of this release. Neither 57th Street nor Crumbs undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

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Contact:

Mark Klein of 57th Street
Tel:  212-409-2434